Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-32103) of Fisher Communications, Inc. of our report dated March 11, 2004, except as to Note 12 which is as of August 31, 2004, appearing in this Form 8-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, appearing in this Form 8-K.

PricewaterhouseCoopers LLP

Seattle, Washington

August 31, 2004